Exhibit 99

Globe Specialty Metals and Grupo FerroAtlántica Clear Regulatory Process and Complete Business Combination

New Company to be called Ferroglobe

MADRID, Spain and MIAMI, Florida, Dec. 23, 2015 – Globe Specialty Metals, Inc. (NASDAQ: GSM) today announced it has completed its combination with Grupo FerroAtlántica, finalizing the creation of the new company Ferroglobe PLC. The business combination, which was first announced on February 23, 2015 was completed following receipt of all required regulatory clearances and approvals.

Ferroglobe will be among the world’s leading suppliers of silicon metal, silicon-based specialty alloys, and ferroalloys serving a customer base across the globe in dynamic and fast-growing end-markets such as solar, automotive, consumer products, construction, and energy.

“We are pleased to have successfully completed our business combination with FerroAtlántica. As Ferroglobe, we believe we will have a broader production base and increased access to new markets and products, allowing us to accelerate our growth strategies. We intend to manage our business to maximize free cash flow generation and return on investment. We expect that this, along with our uniquely conservative balance sheet, will position us to continue to deliver on exceptional growth opportunities for our shareholders,” said Alan Kestenbaum, Executive Chairman of Ferroglobe and founder of Globe Specialty Metals, Inc.

Javier López Madrid, Executive Vice Chairman of Ferroglobe and Managing Director of Grupo Villar Mir, said: “We are thrilled to have completed this business combination with Globe Specialty Metals– combined, we will be well-positioned to better serve our business in existing markets as well as develop into new, attractive downstream markets such as solar energy. In addition, we will continue to reduce our cost base and execute on synergies, allowing us to unlock significant future value for our shareholders.”

Pedro Larrea Paguaga, Chief Executive Officer of Ferroglobe and Chairman and CEO of FerroAtlántica, added: “We are excited to have reached this important milestone and look forward to bringing together our two leading companies, delivering more value for more of our customers and offering even better career opportunities for our employees.”

Ferroglobe will be listed on NASDAQ under the symbol “GSM.” The newly combined business will be headquartered in London.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s leading producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in Miami, Florida. For further information please visit our web site at www.glbsm.com.

About Grupo FerroAtlántica

Grupo FerroAtlántica, S.A.U., is the parent company of a group of businesses in the following four areas: electrometallurgy, energy, mining and photovoltaic solar technology. The Group currently operates fifteen production centers, working in the field of electrometallurgy: five in Spain, six in France, one in Venezuela, two in South Africa and one in China. Currently, the Group is a world-leader in the production of silicon metal, a leading producer of ferroalloys in the European Union and a leading independent Spanish producer of hydroelectric energy. For more information, visit www.ferroatlantica.es.

Forward-Looking Statements

Certain statements in this communication regarding the transaction, the benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict(s),” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the possibility that the parties may be unable to successfully integrate Globe’s and FerroAtlántica’s operations and that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees may be difficult; regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and other factors identified in Globe’s periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and the parties undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

For media, please contact:

Cindy Leggett-Flynn / Marleen Geerlof

Brunswick Group

212-333-3810

For investors, please contact:

Joe Ragan

Chief Financial Officer

Globe Specialty Metals

jragan@glbsm.com

786-509-6925